UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2020

LGBTQ LOYALTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54867	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 947-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Cavalry Fund I LP Promissory Note

As previously reported by LGBTQ Loyalty Holdings, Inc. (the “Company”) in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2020, on February 12, 2020 the Company entered into a Securities Purchase Agreement (the “SPA”) with Cavalry Fund I LP, a Delaware limited partnership (the “Purchaser”). Pursuant to the terms of the SPA, the Purchaser agreed to purchase from the Company, for a purchase price of $105,000, a 10% Convertible Note (the “Note”) in the principal amount of $115,500.

Effective as of July 14, 2020, the Company and Purchaser entered into an Amendment to the Note (the “Note Amendment”), pursuant to which Purchaser and the Company agreed to extend the maturity date of the Note from November 11, 2020 to December 31, 2020, prohibit any conversions of the Note prior to October 31, 2020, and extend the prepayment option from August 9, 2020 to December 31, 2020.

The foregoing descriptions of the SPA, Note, and Note Amendment are qualified, in their entirety, by reference to each such document, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement(1)
10.2	10% Convertible Note(1)
10.3	Amendment to Note(*)

(1) Filed with the Current Report on Form 8-K filed with the SEC on February 19, 2020.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ LOYALTY HOLDINGS, INC.

Date: July 17, 2020	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer

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